PUBLIC SERVICE COMPANY OF NEW MEXICO
                           SECOND RESTATED AND AMENDED
                          NON-UNION SEVERANCE PAY PLAN


         The Public Service Company of New Mexico ("PNM" or the "Company") hereby adopts the following Second Restated and Amended Non-Union Severance Pay Plan (the "Plan"), effective August 1, 1999.

         WHEREAS, the Plan was originally adopted by the Company on September 1, 1990;

         WHEREAS, pursuant to Article X of the Plan as originally adopted, the Company reserved the right to amend the Plan;

         WHEREAS, pursuant to such right, the Company adopted the First Amendment to the Plan, dated April 15, 1992, in part to implement the Non-Union Employment Option Program ("EOP");

         WHEREAS, the Company adopted effective August 1, 1992, the First Restated and Amended Non-Union Severance Pay Plan, and the First Restated and Amended Non-Union Employment Option Program, as a part of the Plan;

         WHEREAS, the Board of Directors ("Board") or Compensation and Human Resources Committee ("Committee") on October 6, 1992, March 8, 1993 and April 5, 1993 again considered and approved extensions of the Plan, adoption of senior management severance benefits in lieu of the EOP benefit option, and senior management severance benefits for the employees identified as Primary Asset Team ("PAT") members through the Asset Sales Incentive Plan ("ASIP");

         WHEREAS, the Company adopted the First Amendment to the First Restated and Amended Non-Union Severance Pay Plan, effective April 6, 1993;

         WHEREAS, the EOP of the Plan was subsequently amended on April 6, 1993, October 4, 1993, and August 1, 1994;

         WHEREAS, the Company now wishes to amend and restate the Plan and to integrate referenced and inter-related severance programs and plans into the body of this Plan, and to delete the EOP, and the Impaction Leave of Absence ("ILAP");

         WHEREAS, the Company wishes to adopt this Second Restated and Amended Non-Union Severance Pay Plan as of the date above written, in order to also delete outdated references to PAT members, the Gas Assets Retention Plan ("GARP"), delete reference to the seldom used severance option ILAP, clarify the status of employee transfers to an affiliate subsidiary, and to provide for other administrative updates and revisions;


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


         NOW, THEREFORE, the Plan shall be, and the same hereby is, amended and restated as follows:

                                   I. PURPOSE
                                   ----------

         The Company establishes this Plan for the purpose of providing severance benefits to an eligible Participant whose employment is terminated by the Company generally due to the elimination of his or her position, and who is ineligible for retention benefits under the Public Service Company of New Mexico Executive Retention Plan ("Executive Retention Plan"), the Public Service Company of New Mexico Employee Retention Plan ("Employee Retention Plan"), or any other similar severance, retention or change in control plan or agreement. This Plan shall hereafter include three forms of severance benefits: (a) Regular Severance; (b) Enhanced Severance; and (c) Senior Management Severance. Any benefits previously provided under the EOP and ILAP severance options are hereby terminated, effective as of the date and year first above written.

                                 II. DEFINITIONS
                                 ---------------

         2.1. Affiliate shall mean any person who directly controls, or is controlled by, or is under common control with, the Company.

         2.2. Base Salary shall mean the annual rate of base earnings of a Participant immediately preceding his or her Termination Date, (a) exclusive of overtime pay, bonuses, commission, payments for accrued vacations or other special payments, and (b) before any deductions, including, but not limited to, any federal, state, or other taxes, and salary reduction amounts contributed to benefit plans. A Participant's monthly Base Salary shall be computed by dividing his or her annualized Base Salary, as defined above, by twelve (12) and his or her weekly Base Salary shall be computed by dividing his or her annualized Base Salary, as defined above, by fifty-two (52). For part-time and job-share Participants, adjustments will be made to their annualized Base Salary by the Company as necessary to reflect their less than full-time status.

         2.3. Cause for purposes of termination of a Participant's employment, shall mean:

                  2.3.1. The willful and continued failure of a Participant to substantially perform his or her duties with the Company after a written demand for substantial performance is delivered to the Participant which specifically identifies the manner in which the Participant has not substantially performed his or her duties, or willful failure to report to work for more than thirty
(30) days. Provided, however, that this Section shall not apply if the failure results from such Participant's incapacity due to verifiable physical or mental illness substantiated by appropriate medical evidence. For purposes of this definition, an act or failure to act, by a Participant shall not be deemed "willful" if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that his or her action was in the best interest of the Company; or


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

                  2.3.2. The willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including acts of fraud, misappropriation, violence or embezzlement for personal gain at the expense of the Company, conviction of a felony, or conviction of a misdemeanor involving immoral acts.

         2.4. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.5. Committee shall mean an employee committee consisting of at least three (3) members, appointed by the President of the Company to administer the Plan.

         2.6. Company shall mean the Public Service Company of New Mexico, a New Mexico corporation.

         2.7. Enhanced  Severance  Benefits shall mean the benefits described in
Section 5.3.

         2.8. Health Care Benefits shall mean the medical and dental benefits provided to Participants under existing policies and plans maintained by the Company, although the Company reserves the right from time to time, in its absolute and sole discretion, to amend such plans, in any and all respects, including the right to terminate, reduce or change the level of benefits provided thereunder, or to provide alternative forms of benefits.

         2.9. Impacted or Impaction shall mean the elimination of a Participant's position by the Company as approved by the President of the Company or his authorized designee, followed by the Company giving a Notice of Position Impaction to the Participant and the Participant's subsequent termination of employment.

         2.10. Management Group shall mean those Participants designated as being eligible for Management Group severance benefits, as described in Section
5.3.4.2. To be an eligible member, a Participant must be included in the Management Group list, established and updated from time-to-time by the Company.

         2.11. Notice of Position Impaction shall mean the written notice issued by the Company to the Participant stating that his or her position with the Company has been selected for Impaction.

         2.12. Participant shall mean any employee of the Company or of an authorized participating Affiliate employer who satisfies the eligibility requirements pursuant to Articles III and IV hereof.

         2.13. Plan shall mean the Public Service Company of New Mexico Non-Union Severance Pay Plan as described herein.


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
         2.14. Plan Administrator shall be the Company, who further delegates responsibility to administer the Plan to the Human Resources Department and the Committee, or their respective successors.

         2.15. Qualified Retirement Plans shall mean all tax qualified retirement plans currently in existence or hereafter adopted by the Company, including, but not limited to, the Public Service Company of New Mexico Employees' Retirement Plan, the Public Service Company of New Mexico Master Employee Savings Plan and Trust, and any other qualified retirement plan adopted by the Company.

         2.16. Regular Severance Benefits shall mean those benefits described in
Section 5.2.

         2.17. Release Form shall mean the waiver and release agreement(s) to be executed by Participants in order to be eligible for and receive any severance pay or benefit other than Regular Severance Benefits, prepared by the Company or a participating Affiliate and containing such terms and conditions as are necessary to protect the interests of the Company or Affiliate.

         2.18. Senior Management Group shall mean those Participants designated by the President of the Company as being terminated from employment, and eligible for Senior Management Severance Benefits, without a Notice of Impaction. To be an eligible member, a Participant must be included in the Senior Management Group list, established and updated from time-to-time by the President of the Company.

         2.19. Severance Pay shall mean the severance pay provided to a Participant pursuant to Article V hereof.

         2.20. Termination Date shall mean the effective date of a Participant's termination of employment.

         2.21. Transfer of Employment as described in Section 4.2.3 shall not be deemed an Impaction or termination of employment or an eligibility event qualifying a Participant or employee for any severance benefits herein.

         2.22. Year of Service shall mean a year of service including fractional portions of the year, counting each month as one-twelfth (1/12) of a year if the Participant was employed on any day of that calendar month. If the Participant's employment with the Company includes a break in service, then only the years of service in the last period of employment will be considered Years of Service under this Plan.


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

                       III. ELIGIBILITY FOR PARTICIPATION
                       ----------------------------------

         All active employees of the Company are Participants in the Plan, other than (a) introductory status employees; (b) part-time or job-share employees scheduled to work less than twenty (20) hours per week during the calendar month immediately preceding the date Notice of Position Impaction is given; (c) temporary, contract, summer or other contingent workers; (d) contract personnel who are designated as independent consultants pursuant to a written agreement with the Company; (e) employees covered by the terms of a collective bargaining agreement between the Company and a union representing such employees; and (f) employees subject to termination of their employment for cause. Employees of an Affiliate of the Company are not eligible to participate hereunder, unless the Affiliate adopts the Plan for some or all of its non-union employees, with the prior approval of the Company Board of Directors for the adoption of the Plan. Any Company or Affiliate water services unit employee whose employment is terminated upon expiration of the contract for maintenance and operation of the City of Santa Fe water supply system shall not be eligible to participate hereunder in the event such employee receives an offer of employment from the City of Santa Fe as a successor employer, at ninety percent (90%) or greater of the employee's pre-termination Base Salary, independent of the employee's decision to accept or decline such offer, or in the event the offer is less than ninety percent (90%) of the pre-termination base salary and the employee accepts the offer.

                          IV. ELIGIBILITY FOR BENEFITS
                          ----------------------------

         4.1. Eligibility. To be eligible for benefits hereunder, a Participant must satisfy the General and specific requirements as set forth below, dependent on the type of severance benefit to be received.

         4.2.     General.

                  4.2.1. The Participant must generally receive a Notice of Position Impaction, thereby being notified of his or her pending termination of employment with the Company.

                  4.2.2. The termination must be under circumstances that do not entitle the Participant to benefits pursuant to (a) the Executive Retention Plan; (b) the Employee Retention Plan; or (c) any other similar severance, retention or change in control plan or agreement adopted by the Company or any Affiliate thereof.

                  4.2.3. Notwithstanding other provisions in this Article, the Company does not intend to create or offer these severance benefits to Participants or employees transferred to or employed by an Affiliate, nor to employees not receiving a Notice of Position Impaction.

                  4.2.4. Notwithstanding other provisions in this Article, any water services unit employee of the Company or a participating Affiliate whose employment is terminated upon expiration of the contract for maintenance and operation of the City of Santa Fe water supply system shall be eligible to participate hereunder in the event the employee receives an offer of employment from the City of Santa Fe as a successor employer, at less than ninety percent (90%) of the employee's pre-termination Base Salary and the employee declines the offer.

         4.3. Regular Severance Benefits. In order to be eligible for Regular Severance Benefits as described in Section 5.2 below, the Participant must have his or her employment terminated with the Company.


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

         4.4. Enhanced Severance Benefits. In order to be eligible for the Enhanced Severance Benefits as described in Section 5.3 below, a Participant must:

                  4.4.1. Have his or her employment terminated with the Company; and

                  4.4.2.  Sign and deliver a Release  Form  pursuant to Sections
4.7 and 4.8 below, without revoking such release.

         4.5. Management Group. A Participant who meets the definition of a member of the Management Group as set forth in Section 2.10 is eligible for certain additional Placement Assistance benefits under Section 5.3.4.2., if he or she elects and is eligible for Enhanced Severance Benefits.

         4.6. Senior Management Group. A Participant who meets the definition of a member of the Senior Management Group as set forth in Section 2.18 is eligible for certain severance benefits under Section 5.4.

         4.7. Release Form. The Participant must agree to sign a Release Form in exchange for all benefits options other than Regular Severance Benefits in
Section 5.2., containing such terms and conditions as are satisfactory to the Company, including, but not limited to, the release of any and all claims that the Participant may then (as of the signing of such release) have against the Company, its employees, officers and directors. The Participant shall generally have up to forty-five (45) calendar days following the date the Release Form is given to the Participant to sign the release and return it to the Company.

         4.8.     Revocation.

                  4.8.1. Revocation - Release Form. Notwithstanding the foregoing, within seven (7) calendar days after delivering a signed Release Form, the Participant shall be entitled to revoke the release by returning the signed copy or counterpart original of the Release Form to the Company, which includes the Participant's written signature in a space provided thereon, indicating his or her decision to revoke the release.

                  4.8.2. Impact of Revocation. The revocation of a previously signed and delivered Release Form pursuant to this Article shall be deemed to constitute an irrevocable election by the Participant to have declined the election of severance benefits other than Regular Severance Benefits in Section 5.2.

                                   V. BENEFITS
                                   -----------

         5.1. General. Participants satisfying the eligibility requirements set forth in Articles III and IV above, as may be applicable, shall be entitled to the following benefits, as set forth below.


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


         5.2.     Regular Severance Benefits.

                  5.2.1. Severance Pay. Severance Pay in the amount of two (2) months of Base Salary, plus one additional week of Base Salary for each Year of Service.

                  5.2.2. Health Care Coverage. Health Care Benefits for the next three (3) calendar months immediately following the Participant's Termination Date, with the Company paying for only such general Health Care Benefits for the Participant and his or her enrolled eligible dependents as was provided by the Company immediately prior to the Termination Date. If the Participant was receiving a monthly refund immediately prior to his or her Termination Date due to the elected level of Health Care Benefits, he or she will continue to receive the refund during the three (3) month period. If the Participant was required to contribute to the monthly cost of the Health Care Benefits (i.e., by payroll withholding), he or she will be required to continue making any applicable monthly premium payments to retain the level of coverage being provided immediately prior to the Termination Date.

                  5.2.3. Life Insurance. Term life insurance coverage in the face amount of $10,000 for the next three (3) calendar months following the Participant's Termination Date.

                  5.2.4.  Placement Assistance.  At its option the Company will:
(a) provide the Participant with placement assistance for two (2) months, either internally or through an outside consultant; or (b) pay the Participant a lump sum amount equal to five percent (5%) of Participant's Base Salary for placement assistance.

         5.3.     Enhanced Severance Benefits.

                  5.3.1. Severance Pay. Severance Pay in the amount of four (4) months of Base Salary, plus one additional week of Base Salary for each Year of Service.

                  5.3.2. Health Care Coverage. Health Care Benefits for the next six (6) calendar months immediately following the Participant's Termination Date, with the Company paying for only such general Health Care Benefits for the Participant and his or her enrolled eligible dependents as was provided by the Company immediately prior to the Termination Date. If the Participant was receiving a monthly refund immediately prior to his or her Termination Date due to the elected level of Health Care Benefits, he or she will continue to receive the refund during the six (6) month period. If the Participant was required to contribute to the monthly cost of the Health Care Benefits (i.e., by payroll withholding), he or she will be required to continue making any applicable monthly premium payments to retain the level of coverage being provided immediately prior to the Termination Date.

                  5.3.3. Life Insurance. Term life insurance coverage in the face amount of $10,000 for the next six (6) calendar months following the Participant's Termination Date.


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


                  5.3.4.   Placement Assistance.

                  5.3.4.1. Participants Who Are Not Members of the Management Group. For a Participant who is not a member of the Management Group, at its option the Company will: (a) provide the Participant with placement assistance for four (4) months, either internally or through an outside consultant; or (b) pay the Participant a lump sum amount equal to ten percent (10%) of Participant's Base Salary for placement assistance.

                  5.3.4.2. Participants Who Are Members of the Management Group. For a Participant who is a member of the Management Group, at its option the Company will: (a) provide the Participant with placement assistance for four (4) months, either internally or through an outside consultant; or (b) pay the Participant a lump sum amount equal to ten percent (10%) of Participant's Base Salary for placement assistance. If the Company elects placement assistance pursuant to Section 5.3.4.2(b), the Participant shall also be entitled to additional compensation for such placement assistance in an amount equal to one
(1) month's Base Salary.

         5.4. Senior Management Severance Benefits. A Participant who is a member of the Senior Management Group is not eligible for Enhanced Severance Benefits. Instead, an eligible Participant, pursuant to Article IV, who is a member of the Senior Management Group, and is selected for Senior Management Severance Benefits by the President of the Company shall receive:

                  5.4.1. Severance Pay. One cash lump sum payment equal to twelve (12) months of the Participant's Base Salary, with no additional cost of living, promotion, merit or other increases; plus severance pay the equivalent of Regular Severance Pay in the amount of two (2) months' of Participant's Base Salary, and one additional week of Base Salary for each Year of Service.

                  5.4.2. Health Care and Life Insurance. Term life insurance, accidental death and dismemberment coverage in the amount of one (1) times the Participant's annual Base Salary and Health Care Benefits, all such benefits being provided from the Participant's Termination Date until twelve (12) months after the Termination Date. The Company shall pay for such general Health Care Benefits for the Participant and his or her enrolled eligible dependents as was provided by the Company immediately prior to his or her Termination Date. If the Participant was receiving a monthly refund immediately prior to his or her Termination Date due to the elected level of Health Care Benefits, he or she will continue to receive the refund during the twelve (12) month period. If the Participant was required to contribute to the monthly cost of the Health Care Benefits (i.e., by payroll withholding ), he or she will be required to continue making any applicable monthly premium payments to retain the level of coverage being provided immediately prior to the Termination Date.

                  5.4.3. Placement Assistance. Placement Assistance benefits by reimbursement of his or her placement assistance expenses during the twelve (12) month period following the Termination Date. The maximum amount of such reimbursement of expenses is five percent (5%) of the Participant's Base Salary. For purposes of this Section, the term "placement assistance" shall include, but not be limited to, any of the following types of expenses: (a) out of town travel (i.e., airfare, mileage, rental cars, lodging and meals); (b) services for outplacement; (c) resume preparation and mailing; and (d) recruitment or employment agencies' fees.


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

                  5.4.4. Release Form. A Participant is eligible for these benefits only upon executing and delivering an unrevoked Release Form. If the Participant revokes the Release Form, he or she shall receive Regular Severance Benefits, pursuant to Sections 4.2., 4.3., and 5.2. hereof, if all other Participant requirements are fulfilled.

         5.5. Payment Date. Severance Pay due a Participant shall be paid not later than the fifth (5th) business day following his or her Termination Date, or delivery by the Participant of an executed and unrevoked Release Form, whichever last occurs. Provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay to the Participant on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payment and shall pay the remainder of such payments (together with interest at the rate provided in Code ss. 1274(b)(2)(B)) as soon as the amount thereof can be determined but in no event later than one
(1) month after the Participant's Termination Date, as applicable. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Participant, payable on the tenth (10th) day after demand by the Company (together with interest at the rate provided in Code ss. 1274(b)(2)(B)).

         5.6. Suspension of Benefits. Health Care Benefits and life insurance benefits being received by a Participant pursuant to the terms and conditions of
Article V of this Plan shall terminate in the event, and at the time that, the Participant is subsequently hired as an employee of the Company or an Affiliate.

         5.7. No Duplication of Benefits. Notwithstanding anything herein to the contrary, the right to receive any benefits under this Plan by any Participant is specifically conditioned upon the Participant either waiving or being ineligible for any and all benefits under the: (i) Executive Retention Plan, including any amendments thereto; (ii) Employee Retention Plan, including any amendments thereto; or (iii) any successor Change in Control or severance benefit plans otherwise available to the Participant. The Company does not intend to provide any Participant with benefits under both this Plan and benefits under any other severance, retention or change in control plans or agreements sponsored by the Company or an affiliate.

         5.8. Severance Pay Plan. Notwithstanding anything herein to the contrary, the Plan shall be interpreted as, and is intended to qualify as, a severance pay plan, pursuant to 29 CFR ss.2510.3-2(b), and therefore does not constitute an Employee Pension Benefit Plan pursuant to Section 3(2) of the Employee Retirement Income Security Act of 1974. In this regard, the following additional provisions shall apply with respect to all benefits hereunder:

                  5.8.1.  The  benefits   hereunder  shall  not  be  contingent,
directly or indirectly, upon a Participant's retirement;

                  5.8.2. The total amount of benefits hereunder shall not exceed the equivalent of twice the Participant's annual compensation during the year immediately preceding the termination of service. For purposes of this Section, "annual compensation" shall mean the total of all compensation, including wages, salary and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for the Participant's service during the year, or which would have been so paid at the Participant's usual rate of compensation if the Participant had worked a full year; and

                  5.8.3. All benefits due hereunder shall be fully paid or provided within twenty-four (24) months after the Participant's Termination Date.

                               VI. ADMINISTRATION
                               ------------------

         The Plan shall be administered by the Committee, and the Committee shall be the "Named Fiduciary" for purposes of the Employee Retirement Income Security Act of 1974, and shall have the authority to control, interpret and construe the Plan and manage the operations thereof. Any such interpretation and construction of any provisions of this Plan by the Committee shall be final. The Committee shall, in addition to the foregoing, exercise such other powers and perform such other duties as it may deem advisable in the administration of the Plan. The Committee may engage agents and assistance from the Company, including Company counsel. However, the Committee shall not be responsible for any action taken or omitted to be taken on the advice of legal counsel. The Committee is given specific authority to allocate and revoke responsibilities among its members or designees. When the Committee has allocated authority pursuant to the foregoing, the Committee shall not be liable for the acts or omissions of the party to whom such responsibility has been allocated, except to the extent provided by law.

                             VII. BINDING AGREEMENT
                             ----------------------

         Subject to the right of the Company to amend or terminate this Plan, as provided in Article IX hereof, and of the Committee's right to interpret the Plan pursuant to Article VI hereof, this Plan shall be for the benefit of and be enforceable by, a Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant should die after satisfying the requirements for the receipt of benefits hereunder, pursuant to Articles IV and V, any amount remaining unpaid to him or her, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant's designee or, if there is no such designee, to the Participant's estate.

                                  VIII. NOTICE
                                  ------------

         For the purpose of this Plan, and except as specifically set forth herein, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the Participant at his or her last known address, and to the Company at Alvarado Square, Albuquerque, New Mexico 87158, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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

                          IX. AMENDMENT AND TERMINATION
                          -----------------------------

         The Company hereby reserves the right to amend, modify or terminate the Plan, in whole or in part, at any time or from time to time, including, but not limited to, the right to increase, decrease or discontinue any or all of the benefits due herein. Notwithstanding the foregoing, no amendment, modification or termination shall affect a Participant's right hereunder whose Notice of Position Impaction is given before the effective date of such amendment, modification or termination and who subsequently satisfied the eligibility provisions pursuant to Articles III and IV above.

                                X. MISCELLANEOUS
                                ----------------

         10.1. Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of New Mexico.

         10.2. Not An Employment Contract. Notwithstanding anything to the contrary contained in the Plan, (a) the execution of the Plan shall not create an express or implied contract of employment for a specified term between the Participant and the Company; and (b) unless otherwise expressly provided in writing by an authorized officer, the employment relationship between the Participant and the Company shall be defined as "employment at will," where either party, without notice, may terminate the relationship with or without cause.

         10.3. Mitigation of Benefits. The Participant shall not be required to mitigate the amount of payment provided for in Article V by seeking other employment or otherwise, and except as set forth in Section 5.6, the amount of any payment or benefit provided for in Article V shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, or by retirement benefits received.

         10.4. No Right of Assignment. Neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan and the Company shall not recognize any such anticipation, assignment or alienation. Furthermore, to the extent permitted by law, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

         10.5. Service of Process. The Secretary of the Company shall be the agent for service of process in matters relating to this Plan.

         10.6. Headings. The headings and subheadings in this Plan are inserted for convenience and reference only and are not to be used in construing this instrument or any provision hereof.

         10.7. Gender and Number. Where the context so requires, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

         10.8. Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

         10.9. Continuation Requirements. The foregoing Health Care Benefits shall not affect the rights of the Participant or any beneficiary thereof, to elect to receive continuation benefits pursuant to Code ss. 4980B, Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), and the full period of continuation coverage required by COBRA shall commence following the termination of the Health Care Benefits provided hereunder.

                              XI. CLAIMS PROCEDURES
                              ---------------------

         11.1. The Committee shall make any determinations as to a Participant's right to a benefit, pursuant to the provisions of the Plan. The Committee, within ninety (90) days after receipt of written notice of objection to benefits payable or claim for benefits, shall render a written decision on the objection to the benefits payable or the claim for benefits. If the objection to benefits payable or the claim for benefits is denied, either in whole or in part, the decision shall include the following:

                  11.1.1.    The specific reason or reasons for the denial;

                  11.1.2. An indication of the specific Plan provisions on which the denial is based;

                  11.1.3.   A  description   of  any   additional   material  or
information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

                  11.1.4. An explanation of the Plan's appeal procedure, indicating that (a) the appeal of the adverse determination must be in writing addressed to the Committee; (b) received within sixty (60) days after the receipt by the claimant of the Committee's initial written denial of benefits; and (c) failure to perfect an appeal within the sixty (60) day period shall make the decision conclusive.

         11.2. If the claimant should appeal to the Committee, he or she, or his or her duly authorized representative, must do so in writing and may submit, in writing, whatever issues and comments he or she, or his or her duly authorized representative, feels are pertinent. The claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Committee shall render a written decision on the question of the benefits payable or the claim for benefit, setting forth the specific reasons for its decision, including a reference to the Plan's provisions, within sixty (60) days after receipt of the request for reconsideration, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit infeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for a review.

         11.3. Any denial by the Committee of a Participant's claim for benefits under the Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

         IN WITNESS WHEREOF, the Company has caused this Second Restated and Amended Public Service Company of New Mexico Non-Union Severance Pay Plan to be executed, and to be effective, as of date and year first above written.




                                        PUBLIC SERVICE COMPANY OF NEW MEXICO



                                        By
                                           ---------------------------------
                                                 BENJAMIN F. MONTOYA
                                                 Chairman, President and
                                                 Chief Executive Officer







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